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                                                                 EXHIBIT (a)(2)


                               AMENDMENT TO THE
                            DECLARATION OF TRUST OF
               PACIFIC INVESTMENT MANAGEMENT INSTITUTIONAL TRUST


     The undersigned, being at least a majority of the Trustees of Pacific Investment Management Institutional Trust (the "Trust"), acting pursuant to Sections 1.1 and 8.3 of the Declaration of Trust establishing the Trust ("Declaration of Trust"), hereby amend the Declaration of Trust so as to redesignate the name of the Trust from "Pacific Investment Management Institutional Trust" to "PIMCO Funds": and in connection therewith to amend the first sentence of Section 1.1 to read as stated below (although the caption to Section 1.1 remains unchanged):

          The name of the trust created hereby, until and unless changed by the Trustees as provided in Section 8.3(a) hereof, is "PIMCO Funds."

     IN WITNESS WHEREOF, the undersigned have caused these presents to be executed as of the ___ day of February, 1992.

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